Exhibit 99.1

For Immediate Release
April 27, 2018

PNM Resources Reports First Quarter Results
2018 and 2019 Ongoing Earnings Guidance Affirmed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q1 2018	Q1 2017
GAAP net earnings attributable to PNM Resources	$15.0	$22.9
GAAP diluted EPS	$0.19	$0.29
Ongoing net earnings	$16.5	$22.1
Ongoing diluted EPS	$0.21	$0.28

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) today released the company’s 2018 first quarter results. In addition, management affirmed its consolidated ongoing earnings guidance of $1.82 to $1.92 per diluted share for 2018 and $2.04 to $2.16 per diluted share for 2019.

“The first quarter provided the anticipated financial results that incorporate the phase-in of retail rates at PNM,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “We are focused on achieving our plans for 2018, including the filing of a general rate case in Texas.”

SEGMENT REPORTING OF 2018 FIRST QUARTER EARNINGS

PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q1 2018	Q1 2017
GAAP net earnings attributable to PNM Resources	$7.7	$16.5
GAAP diluted EPS	$0.10	$0.21
Ongoing net earnings	$9.1	$15.6
Ongoing diluted EPS	$0.12	$0.20

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PNM Resources Reports Q1 Earnings            4-27-18                         p. 2 of 4

•
In the first quarter of 2018, PNM’s GAAP and ongoing earnings reflect the retail generation portfolio changes approved in the BART settlement and lower tax expense as a result of the Tax Cuts and Jobs Act of 2017 (TCJA), both of which were incorporated into the revised retail rates phased-in beginning February 2018.

•
Earnings were also impacted in the first quarter of 2018 by increased planned outage costs at the Four Corners Power Plant resulting from the installation of SCR equipment, depreciation and property tax expenses from new capital investments and lower decommissioning and reclamation trust gains. These reductions were partially offset by increased usage from temperatures that were closer to normal than during the first quarter of 2017, and new third-party transmission contracts.

TNMP – an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q1 2018	Q1 2017
GAAP net earnings attributable to PNM Resources	$9.4	$7.6
GAAP diluted EPS	$0.12	$0.09
Ongoing net earnings	$9.4	$7.6
Ongoing diluted EPS	$0.12	$0.09

•
TNMP’s GAAP and ongoing earnings were higher in the first quarter of 2018 due to increased transmission rate relief, higher load and colder temperatures. Earnings also increased due to lower income tax expense associated with the TCJA for the first twenty-five days of January prior to the Public Utility Commission of Texas order requiring deferral of these savings. This was partially offset by increased depreciation and property tax expenses resulting from additional capital investments.

Corporate and Other – a segment that reflects the PNM Resources holding company and other subsidiaries.
Corporate and Other (In millions, except EPS)

	Q1 2018	Q1 2017
GAAP net earnings (loss) attributable to PNM Resources	$(2.1)	$(1.3)
GAAP diluted EPS	$(0.03)	$(0.01)
Ongoing net earnings (loss)	$(2.0)	$(1.2)
Ongoing diluted EPS	$(0.03)	$(0.01)

•
Corporate and Other’s GAAP and ongoing earnings were lower in the first quarter of 2018 due to higher interest rates and the issuance of $300.0 million of senior unsecured notes at 3.25% in March 2018 to reduce variable rate debt exposure.

Financial materials are available at http://www.pnmresources.com/investors/results.cfm.

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PNM Resources Reports Q1 Earnings            4-27-18                        p. 3 of 4

FIRST QUARTER CONFERENCE CALL: 11 A.M. EASTERN FRIDAY, APRIL 27
PNM Resources will discuss first quarter earnings results during a live conference call and webcast on Friday, April 27th at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm.
Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software.

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10119153. Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources first quarter conference call”.

Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2017 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,580 megawatts of generation capacity and provides electricity to more than 773,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources, Inc.’s (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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PNM Resources Reports Q1 Earnings            4-27-18                        p. 4 of 4

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-2.

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PNM Resources, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended March 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR	$7,705	$9,413	$(2,128)	$14,990
Adjusting items before income tax effects
Mark-to-market impact of economic hedges3a	(28)	—	—	(28)
Net change in unrealized gains and losses on investment securities3b	1,056	—	—	1,056
Pension expense related to previously disposed of gas distribution business3c	832	—	—	832
Total adjustments before income tax effects	1,860	—	—	1,860
Income tax impact of above adjustments[1]	(472)	—	—	(472)
Impairment of state tax credits	—	—	123	123
Total income tax impacts3d	(472)	—	123	(349)
Adjusting items, net of income taxes	1,388	—	123	1,511
Ongoing Earnings (Loss)	$9,093	$9,413	$(2,005)	$16,501

Three Months Ended March 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR	$16,526	$7,604	$(1,268)	$22,862
Adjusting items before income tax effects
Mark-to-market impact of economic hedges3a	(1,345)	—	—	(1,345)
Net change in unrealized gains and losses on investment securities3b	(1,101)	—	—	(1,101)
Pension expense related to previously disposed of gas distribution business3c	961	—	—	961
Total adjustments before income tax effects	(1,485)	—	—	(1,485)
Income tax impact of above adjustments[2]	576	—	—	576
New Mexico corporate income tax rate change	22	—	83	105
Total income tax impacts3d	598	—	83	681
Adjusting items, net of income taxes	(887)	—	83	(804)
Ongoing Earnings (Loss)	$15,639	$7,604	$(1,185)	$22,058

[1] 2018 income tax effects calculated using a tax rate of 25.40%
[2] 2017 income tax effects calculated using a tax rate of 38.80%
[3] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[a]Reductions in "Electric Operating Revenues" and "Cost of energy" of $281 and $309 in the three months ended March 31, 2018 and increases in "Electric Operating Revenues" and "Cost of energy" of $1,462 and $117 in the three months ended March 31, 2017

[b]Reductions (increases) in "Gains on investment securities"
[c]Increases in "Other (deductions)"
[d]Income tax impacts reflected in "Income Taxes"

PNM Resources, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended March 31, 2018
GAAP Net Earnings (Loss) Attributable to PNMR	$0.10	$0.12	$(0.03)	$0.19
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized gains and losses on investment securities	0.01	—	—	0.01
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Impairment of state tax credits	—	—	—	—
Total Adjustments	0.02	—	—	0.02
Ongoing Earnings (Loss)	$0.12	$0.12	$(0.03)	$0.21
Average Diluted Shares Outstanding: 80,013,247

Three Months Ended March 31, 2017
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.21	$0.09	$(0.01)	$0.29
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges	(0.01)	—	—	(0.01)
Net change in unrealized gains and losses on investment securities	(0.01)	—	—	(0.01)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
New Mexico corporate income tax rate change	—	—	—	—
Total Adjustments	(0.01)	—	—	(0.01)
Ongoing Earnings (Loss)	$0.20	$0.09	$(0.01)	$0.28
Average Diluted Shares Outstanding: 80,111,994

PNM Resources, Inc. and Subsidiaries
Schedule 3
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share amounts)
Electric Operating Revenues
Contracts with customers	$303,351	$297,191
Alternative revenue programs	924	4,579
Other electric operating revenue	13,603	28,408
Total electric operating revenues	317,878	330,178
Operating Expenses:
Cost of energy	92,556	102,804
Administrative and general	48,283	45,394
Energy production costs	35,350	31,787
Depreciation and amortization	58,722	56,383
Transmission and distribution costs	16,955	16,477
Taxes other than income taxes	19,880	19,235
Total operating expenses	271,746	272,080
Operating income	46,132	58,098
Other Income and Deductions:
Interest income	4,124	4,881
Gains on investment securities	288	6,661
Other income	3,469	4,902
Other (deductions)	(1,376)	(5,621)
Net other income and deductions	6,505	10,823
Interest Charges	33,055	31,700
Earnings before Income Taxes	19,582	37,221
Income Taxes	783	10,775
Net Earnings	18,799	26,446
(Earnings) Attributable to Valencia Non-controlling Interest	(3,677)	(3,452)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)
Net Earnings Attributable to PNMR	$14,990	$22,862
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.19	$0.29
Diluted	$0.19	$0.29
Dividends Declared per Common Share	$0.2650	$0.2425